Cottonwood Multifamily REIT II, Inc.

Explanatory Note

Cottonwood Multifamily REIT II, Inc. prepared this amendment to the Offering Statement on Form 1-A (File No. 024-10615) pursuant to Rule 252(f)(1)(iii) for the purpose of filing certain exhibits as indicated in Part III of this amendment. This amendment does not modify any provision of the preliminary Offering Circular that forms a part of the Offering Statement. Accordingly, the preliminary Offering Circular has been omitted.

SIGNATURES

Cottonwood Multifamily REIT II, Inc. has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, Utah on July 11, 2017.

COTTONWOOD MULTIFAMILY REIT II, INC.

By:	/s/ Daniel Shaeffer
Daniel Shaeffer, Chief Executive Officer

We, the undersigned officers and directors of Cottonwood Multifamily REIT II, Inc., hereby severally constitute Daniel Shaeffer our true and lawful attorney with full power to him to sign for us and in our names in the capacities indicated below, the offering statement filed herewith and any and all amendments to said offering statement and generally to do all such things in our names and in our capacities as officers and directors to enable Cottonwood Multifamily REIT II, Inc. to comply with the provisions of the Securities Act of 1933, Regulation A promulgated thereunder and all requirements of the SEC, hereby ratifying and confirming our signature as they may be signed by our said attorney to said registration statement and any and all amendments thereto.

This offering statement has been signed by the following persons in the capacities and on the dates indicated

Name	Title	Date

/s/ Daniel Shaeffer Daniel Shaeffer	Chief Executive Officer and Director (Principal Executive Officer)	July 11, 2017

/s/ Chad Christensen Chad Christensen	President, Chairman of the Board and Director	July 11, 2017

/s/ Gregg Christensen Gregg Christensen	Executive Vice President, Secretary, General Counsel and Director	July 11, 2017

/s/ Susan Hallenberg Susan Hallenberg	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 11, 2017

INDEX OF EXHIBITS

EXHIBIT 1.1*	MANAGING BROKER-DEALER AGREEMENT

EXHIBIT 1.2	FORM OF SOLICITING DEALER AGREEMENT

EXHIBIT 2.1*	CHARTER

EXHIBIT 2.2*	BYLAWS

EXHIBIT 4.1	FORM OF SUBSCRIPTION AGREEMENT

EXHIBIT 4.2*	ISRAELI INVESTOR QUESTIONNAIRE

EXHIBIT 6.1*	SHARE REPURCHASE PROGRAM

EXHIBIT 6.2*	LIMITED PARTNERSHIP AGREEMENT OF OPERATING PARTNERSHIP

EXHIBIT 6.3*	LIMITED LIABILITY COMPANY AGREEMENT OF GENERAL PARTNER OF OPERATING PARTNERSHIP

EXHIBIT 6.4*	FORM OF JOINT VENTURE AGREEMENT

EXHIBIT 6.5*	ASSET MANAGEMENT AGREEMENT

EXHIBIT 6.6*	FORM OF PROPERTY MANAGEMENT AGREEMENT

EXHIBIT 6.8*	INVESTMENT POLICY AGREEMENT

EXHIBIT 6.9*	THREE-PARTY AGREEMENT

EXHIBIT 8	ESCROW AGREEMENT

EXHIBIT 11*	CONSENT OF INDEPENDENT AUDITORS

EXHIBIT 12.1*	LEGAL OPINION

EXHIBIT 12.2*	TAX OPINION

EXHIBIT 15.1*	PRIOR PERFORMANCE TABLES

EXHIBIT 15.2*	UNAUDITED BALANCE SHEETS AND INCOME STATEMENTS OF COTTONWOOD RESIDENTIAL, INC.

EXHIBIT 15.3*	DLA RESPONSE LETTER TO SEC DATED SEPTEMBER 28, 2016

EXHIBIT 15.4*	DLA RESPONSE LETTER TO SEC DATED APRIL 3, 2017

EXHIBIT 15.5*	DLA RESPONSE LETTER TO SEC DATED MAY 11, 2017

EXHIBIT 15.6*	ACCELERATION REQUEST DATED MAY 11, 2017

EXHIBIT 15.7*	DLA RESPONSE LETTER TO SEC DATED JUNE 8, 2017

* Previously Filed